                                                                    EXHIBIT 10.2

                                   AGREEMENT
                                   ---------


        THIS AGREEMENT is made and entered into as of this 1st day of February, 1997, by and between Glenoit Mills, Inc. with an office at 111 West 40 Street, New York, NY 10018, a Delaware corporation ("Glenoit") and Sterling Fibers, Inc., a Delaware corporation with an office at 1801 Cyanamid Road, Milton, FL 32571 ("Sterling").

        In consideration of the mutual terms and provisions set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sterling and Glenoit agree as follows:

        1.      Purchase and Sale
                -----------------

                (a) Sterling hereby agrees to sell producer colored microdenier acrylic fiber ("Fiber") to Glenoit for the purpose of manufacturing pile knits (exclusive of pile knits based on stretchable yarns such as spandex) (the "Field of Use") in the United States of America, Mexico and Canada (collectively, the "Territory"), subject to the terms and conditions of this Agreement.

                (b) Sterling agrees not to sell Fiber in the Territory to any person other than Glenoit for applications in the Field of Use except to (i) persons who agree to export out of the Territory 100% of products in the Field of Use produced from such Fiber or (ii) subject to the provisions of this paragraph, consumers of pile knits whose product specifications for pile knits are not met by Glenoit. Product specifications shall not be deemed to include price or lot size. Sterling will advise Glenoit of any persons in the Territory indicating to Sterling an interest in purchasing pile knits made from Fiber for sale of products in the Field of Use within the Territory. If six months after the date of such referral, Glenoit is unable to meet such customer's product specifications, Sterling may sell Fiber to such customer directly for such customer's own use, including toll conversion into pile knits.

                (c) Nothing in this Agreement shall be deemed to limit Sterling's sale of Fiber outside the Territory (without any restrictions on resale), Sterling's sale of Fiber within the Territory for applications outside the Field of Use or Sterling's sale of natural color microdenier acrylic fibers.

                (d) Glenoit agrees not to purchase Fiber from any person other than Sterling or to manufacture pile knits from any fiber other than Fiber supplied by Sterling hereunder, without prior written approval from Sterling, provided that if Sterling is unable to supply Glenoit in any month with any part of Glenoit's forecasted requirements of Fiber as previously delivered by Glenoit pursuant to Section 3 (c) below, Glenoit shall be entitled to purchase the balance of its forecasted requirements of Fiber for such month from other suppliers of Fiber.

        2.      Term. Subject to earlier termination as provided herein, this
                ----
Agreement shall be for an initial term (the "Initial Term") of three years commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date; provided that this Agreement shall be extended for successive periods of one year unless either party, with or without cause, gives the other party notice of its election not to so extend this Agreement at least one year prior to the expiration of the Initial Term or any renewal term.

        3.      Sales and Promotion
                -------------------

                (a) Glenoit agrees to use its best efforts to market and promote in the Territory the sale of pile knits made from Fiber.

                (b) Sterling agrees to promote and advertise Fiber in the Territory for applications within the Field of Use, provided that nothing herein shall obligate Sterling to incur any particular expenses or any level of expenses, and all such expenditures and promotional efforts shall be within Sterling's sole and absolute discretion.

                (c) Glenoit shall deliver to Sterling on or before the last day of each month a forecast of Glenoit's estimated requirements of Fiber for the next eight weeks. Glenoit will place firm orders for Fiber on Wednesday of each week, and Sterling shall ship the Fiber so ordered on Friday of the same week, provided Sterling shall not be obligated to ship quantities of any color in excess of the amounts forecast for such week in a forecast delivered at least four weeks before the week of shipment. All orders for any color of Fiber in any month shall be in minimum quantities of 10,000 pounds unless otherwise agreed in writing by Sterling.

                (d) Subject to the other terms and conditions hereof, Sterling shall sell Glenoit sufficient quantities of Fiber to enable Glenoit to meet the minimum sales requirements set forth in Section 12.

        4.      Standards.  The specifications for Fiber are those in effect
                ---------
on the date hereof. By mutual agreement, Sterling and Glenoit may establish specifications for additional grades and colors of Fiber or revise the specifications in effect on the date thereof.

        5.      Terms of Sale.
                -------------

                (a) Sterling may from time to time during the period of this Agreement increase the sales price of any grade or color of Fiber. Sterling shall provide written notice of any revision in price to Glenoit at lease 30 days before such revision is to be effective. Such revised price shall be paid on all shipments of such Fiber made after such notice period, irrespective of the date when the orders for such shipments were placed. If Sterling desires to revise any price specified herein pursuant to any provision of this Agreement, but is prevented from so doing by any law, governmental decrees, order or regulation, or if any price at any time in effect hereunder is nullified or reduced by reason of any law, governmental decree, order or regulation, Sterling shall have the right to terminate this Agreement by giving written notice of termination to Glenoit effective upon the receipt thereof.

                (b) All shipments shall be in truckload quantities and delivered to, and title and risk of loss shall pass to Glenoit on delivery to, Tarboro, North Carolina or Jacksboro, Tennessee as specified by Glenoit. Glenoit shall be responsible for unloading delivery vehicles and any demurrage charges.

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

                (c) Shipments shall be as ordered by Glenoit at least 30 days in advance, provided that Sterling may limit the quantity shipped in any month to 125% of the average of the monthly quantities ordered by Glenoit hereunder for the preceding three months. Sterling's weights taken at shipping point shall govern unless proven to be in error.

                (d) Glenoit shall reimburse Sterling for all new or increased taxes, excises or other charges after the date of this Agreement which Sterling may be required to pay to any government (national, state or local) upon, or measured by, the production, sale, transportation, delivery or use of the materials sold hereunder other than any taxes based upon Sterling's income.

        6.      Payment.  All payments are due net 30 days after the date of
                -------
invoice.

        7.      Non-Payment Credit.  If any lot or parcel that meets
                ------------------
specifications shall not be accepted and/or paid for in accordance herewith, then Sterling may without prejudice to other lawful remedy defer shipments until settlement is made, terminate this Agreement or treat such failure as substantially impairing the value of the whole contract and hence as a breach thereof. If in the reasonable opinion of Sterling the financial responsibility of Glenoit shall at any time become impaired, Sterling may decline to make further shipments except on receipt of cash or satisfactory security before shipment.

        8.      Patent Infringement.  Sterling reserves the right to discontinue
                -------------------
deliveries hereunder of any material if, in the opinion of Sterling, its manufacture, sale and/or use would infringe any Letters Patent now or hereafter issued and under which Sterling is not licensed.

        9.      Disclaimer of Warranties.  STERLING MAKES NO WARRANTY OF ANY
                ------------------------
KIND, EXPRESS OR IMPLIED, WHETHER OF FITNESS OR OTHERWISE, EXCEPT THAT THE FIBER SOLD HEREUNDER SHALL CONFORM TO THE SPECIFICATIONS AS IN EFFECT ON THE DATE HEREOF AND GLENOIT ASSUMES ALL RISK WHATSOEVER AS TO THE RESULT OF THE USE OF THE MATERIALS PURCHASED, WHETHER USED SINGLY OR IN COMBINATION WITH OTHER SUBSTANCES.

        10.     Limitation of Claims.  No claim by Glenoit of any kind shall be
                --------------------
greater in amount than the purchase price of the Fiber in respect of which damages are claimed. In addition, Sterling shall have no liability whatsoever for special, incidental, indirect, punitive or consequential damages
(including, but not limited to, damages for injuries to persons or to property). Failure by Glenoit to give Sterling written notice of any claim, within 30 days from date of delivery or, in the case of nondelivery from the date fixed for delivery, shall constitute a waiver by Glenoit of all claims in respect of such materials. Any action for breach of this contract must be commenced within one year after the cause of action has accrued.

        11.     Use of Marks.  In promoting and marketing the sale of pile knits
                ------------
in the Territory, Glenoit shall be authorized to, and shall indicate that such pile knits are made with Microsupreme/R/ (the "Sterling Mark") Fiber. Glenoit will not claim any ownership in the Sterling Mark, and all


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

goodwill derived from or developed as a result of the use of Sterling Mark shall accrue solely to the benefit of Sterling, Sterling Chemicals International, Inc., the current owner of the Sterling Mark, or one of their affiliates and their assignees. Glenoit shall submit to Sterling copies of all proposed advertisements and other promotional materials using the Sterling Mark. Sterling may, after reviewing such advertisements and promotional materials, require Glenoit to change such advertisement or promotional materials based on determinations made by Sterling relating to proper use of the Sterling Mark or compliance with this Agreement. If Sterling does not give written or oral approval or disapproval of Glenoit's advertisements or promotional materials within 15 business days after Sterling receives them, the advertisements or promotional materials will be deemed approved. The rights of Glenoit to use the Sterling Mark shall automatically and immediately terminate upon termination of this Agreement.

        12.     Minimum Purchases. Glenoit agrees to purchase from Sterling
                -----------------
minimum purchase quantities of Fibers in the amounts set forth below in each contract year below

                        Contract Year           Lbs. of Fiber
                        -------------           -------------
                            1997                2,500,000
                            1998                3,000,000
                            1999                3,300,000

and in each contract year thereafter, the minimum purchase quantity shall be 110% of the pounds of Fiber purchased in the immediately preceding contract year. A contract year shall mean any year commencing February 1 of such calendar year and ending January 31 of the following calendar year.

        For purposes of calculating minimum purchases, purchases shall be deemed made in the particular contract year in which the product is invoiced to Glenoit by Sterling under this Agreement. If Glenoit does not purchase the minimum purchase quantity of Fiber from Sterling in any contract year, Sterling shall have the right, on 30 days' advance notice to Glenoit, to delete Section 1(b) of this Agreement. If Glenoit purchases from Sterling less than 80% of the minimum purchase quantity of Fiber in any contract year, Sterling shall have the right, on 30 days' advance notice to Glenoit, to terminate this Agreement for cause. Notwithstanding anything herein to the contrary, deletion of Section 1
(b) and termination of this Agreement by Sterling shall be the sole and exclusive remedies of Sterling if Glenoit fails to achieve the minimum purchase requirements set forth in this Section 12. Glenoit does not guarantee minimum purchases except as set forth herein.

        13.     Termination for Cause. Either party may terminate this Agreement
                ---------------------
for "Cause" by delivering notice of such termination to the other party. Cause for purposes of this Agreement shall mean either party's failure to comply with any obligation under this Agreement provided that such failure continues for 30 days after notice thereof from the other party.

        14.     Confidentiality. During the term of this Agreement and for the
                ---------------
five year period following the termination of this Agreement, each party shall keep all trade secrets and other proprietary information that is furnished or made available to it by the other party ("Confidential Information") strictly confidential and shall not directly or indirectly disclose such information to third parties without the prior written consent of the other party. Confidential Information shall include,
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

without limitation, order and sales information, all production methods, processes and technology relating to Fiber or the manufacture of pile knits from Fiber, operating guidelines, financial information, marketing information, pricing and pricing methods, customer service requirements and other information provided that Confidential Information shall not include any information which:

        (a)     is already part of the public knowledge;

        (b) becomes part of the public knowledge by publication or otherwise, except by breach of this agreement by the other party;

        (c) was already in the receiving party's possession or is developed independently by the receiving party, without obligation of secrecy to the disclosing party;

        (d) is received from a third party having a bona fide right to disclose such information, and without restriction on disclosure and/or use.

        Nothing in this Section 14 shall restrict either party from (a) disclosing its own Confidential Information or (b) disclosing Confidential Information in response to a subpoena or other similar order issued by a court of competent jurisdiction or governmental agency having authority to take such actions provided that the party seeking to disclose information promptly notifies the other party in writing of the issuance of such subpoena or order.

        15.     Nonassignability. This contract is not assignable or
                ----------------
transferable by either party, except to the party's successor or to the transferee of all or substantially all the party's assets to which this Agreement relates.

        16.     Independent Contractor. This Agreement does not create, nor
                ----------------------
shall it be construed as creating, a partnership, a joint venture or the relationship of employer and employee between Sterling and Glenoit. Glenoit shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Sterling or to create any obligation, express or implied, on behalf of Sterling. Similarly, Sterling is in no way authorized to make any contract, agreement, warranty or representation on behalf of Glenoit or to create any obligation, expressed or implied, on behalf of Glenoit.

        17.     Notices. Any notices, demands, requests or other communications
                -------
required or permitted under this Agreement shall be in writing and shall be personally delivered, sent by facsimile transmission to Sterling at 904-994-2606 or Glenoit at 212-840-2689 or mailed by certified or registered mail to respective parties at the addresses set forth on the first page of this Agreement. For purposes of this Agreement, a notice, demand, request or similar communication shall be deemed to have been made or given when the recipient of such communication actually receives such communication.

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

        18. Force Majeure. Neither party shall be liable for any failure or
            -------------
delay in delivery, installation, furnishing of materials or labor by reason of an act of God, war, civil disturbance, strike, labor disturbance, storm, fire, flood, transportation contingencies, material or labor shortage, law, regulation, act or order of any government or any agency or official thereof, or any other causes not within its reasonable control.

        19. Applicable Law. This Agreement shall be governed by, and construed
           ---------------
in accordance with, the laws of the State of Florida.

        20. Waiver. Any assent to or express or implied waiver of, any breach of
            ------
any covenant or condition contained in this Agreement shall operate only in the specific instance and shall not be construed as an assent to or waiver of any condition or covenant generally, or any subsequent breach thereof.

        21. Entire Agreement.
            ----------------

        (a) This writing constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, supersedes any prior oral or written agreement or representations, and may not be modified or amended except by written agreement signed by the parties, unless otherwise stated herein.

        (b) In case any provision of this Agreement is declared to be invalid or unenforceable by any Court or regulatory or administrative agency having jurisdiction thereof, and any such provision will render this Agreement invalid or otherwise hamper or inhibit the full implementation or execution of this Agreement, then the parties will endeavor to amend or modify such provision compatible with applicable law while at the same time preserving the original intent and the respective business interests of the parties as laid down in this Agreement.

        22. Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each or which will been an original, but all of which shall constitute one instrument.





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

Dated as of the day and year first above written.

                                GLENOIT MILLS, INC.

                                By  /s/ Thomas J. O'Gorman
                                  -----------------------------------
                                  T. O'Gorman, President



                                STERLING FIBERS, INC.

                                By  /s/ Richard J. Ryan
                                  -----------------------------------
                                  R. J. Ryan, President


ASSENTED TO BY STERLING CHEMICALS INTERNATIONAL, INC.

                                By
                                  -----------------------------------
                                  Name:
                                  Title:





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